Exhibit 99.1

KOHL'S CORPORATION REPORTS

SECOND QUARTER FINANCIAL RESULTS

MENOMONEE FALLS, WI … August 9/BUSINESS WIRE/Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter ended July 28, 2012.

Kohl’s Corporation reported second quarter net income of $240 million ($1.00 per diluted share) compared to $299 million ($1.08 per diluted share) a year ago.  Net sales were $4.2 billion, a decrease of 1.0 percent for the quarter.  Comparable store sales for the quarter decreased 2.7 percent.

Year to date, net income was $394 million ($1.63 per diluted share) compared to $500 million ($1.76 per diluted share) a year ago.  Net sales were $8.4 billion, an increase of 0.4 percent.  Year-to-date comparable store sales decreased 1.3 percent.

Kevin Mansell, Kohl’s chairman, president and chief executive officer, said, “Our sales performance in the second quarter was disappointing.  Our gross margin performance for the quarter, however, was better than expected.  Our teams remain disciplined in their expense management and, again, delivered solid results.  We accomplished our goal of improving inventory levels for the fall season and our sales improved considerably in July as units were received.  As we look forward to the fall season, we are excited about the fashion content and level of newness in our assortments.”

Quarterly Dividend Declared

On August 7, 2012, Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.32 per share.  The dividend is payable September 26, 2012 to shareholders of record at the close of business on September 5, 2012.

Store Update

Kohl’s ended the quarter with 1,134 stores in 49 states, compared with 1,097 stores at the same time last year. During the first half of the year, the Company opened 9 new stores, including 1 relocated store, closed 1 store and completed 40 remodels. The company expects to open an additional 12 stores and complete an additional 10 remodels in September.

Earnings Guidance – Third Quarter

The Company provided initial guidance for the fiscal quarter ending October 27, 2012 of $0.83 to $0.89 per diluted share.  The guidance is based on total sales growth of 1 to 3 percent and comparable store sales growth of flat to 2 percent and includes expected third quarter share repurchases of $300 million.  After incorporating its second quarter results and third quarter outlook, the Company now expects to earn $4.50 to $4.65 per diluted share for fiscal 2012 versus its previous guidance of $4.75 per diluted share.

Second Quarter 2012 Earnings Conference Call

Kohl’s will host a second quarter earnings conference call at 8:30 am ET on August 9, 2012.  The phone number for the conference call is (706) 902-0486 and the conference ID is 14680638.  Replays of the call will be available for 30 days by dialing (855) 859-2056 or (404) 537-3406 and referencing Conference ID 14680638.  The conference call is also accessible via the Company's web site at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. With a commitment to environmental leadership, Kohl’s operates 1,134 stores in 49 states. In support of the communities it serves, Kohl’s has raised more than $208 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For a list of store locations and information, or for the added convenience of shopping online, visit www.Kohls.com, or join the discussion on Facebook http://www.facebook.com/kohls or Twitter http://twitter.com/Kohls.

Investor Relations:

Wes McDonald, Senior Executive Vice President and Chief Financial Officer, (262) 703-1893

Media:

Vicki Shamion, Senior Vice President – Public Relations, (262) 703-1464

KOHL'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Millions, except per share data)
(Unaudited)
Subject to Reclassification

	Three Months		Six Months
	(13 Weeks) Ended		(26 Weeks) Ended
	July 28,	July 30,	July 28,	July 30,
	2012	2011	2012	2011

Net sales	$ 4,205	$ 4,248	$ 8,447	$ 8,410
Cost of merchandise sold	2,563	2,520	5,281	5,095

Gross margin	1,642	1,728	3,166	3,315

Operating expenses:
Selling, general, and administrative	975	991	1,977	1,995
Depreciation and amortization	210	190	411	382

Operating income	457	547	778	938

Interest expense, net	80	72	162	148

Income before income taxes	377	475	616	790
Provision for income taxes	137	176	222	290

Net income	$ 240	$ 299	$ 394	$ 500

Basic net income per share	$ 1.01	$ 1.08	$ 1.64	$ 1.77
Average number of shares	238	276	240	282

Diluted net income per share	$ 1.00	$ 1.08	$ 1.63	$ 1.76
Average number of shares	239	278	242	284

As a percent of net sales:
Gross margin	39.0%	40.7%	37.5%	39.4%
Selling, general and
administrative expenses	23.2%	23.3%	23.4%	23.7%
Operating income	10.9%	12.9%	9.2%	11.2%
Net income	5.7%	7.0%	4.7%	5.9%

KOHL'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Millions)
(Unaudited)
Subject to Reclassification

	July 28,	July 30,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 600	$ 1,169
Merchandise inventories	3,494	3,095
Deferred income taxes	109	115
Other	260	256

Total current assets	4,463	4,635

Property and equipment, net	9,010	8,876
Long-term investments	102	208
Other assets	254	255

Total assets	$ 13,829	$ 13,974

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 1,531	$ 1,345
Accrued liabilities	974	1,065
Income taxes payable	24	18
Current portion of long-term debt	-	100
Current portion of capital lease
and financing obligations	94	89

Total current liabilities	2,623	2,617

Long-term debt	2,141	1,494
Capital lease and financing obligations	1,997	1,987
Deferred income taxes	411	338
Other long-term liabilities	469	460
Shareholders' equity	6,188	7,078

Total liabilities and shareholders' equity	$ 13,829	$ 13,974

KOHL'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)
(Unaudited)
Subject to Reclassification

	Six Months Ended
	July 28,	July 30,
	2012	2011
Operating activities
Net income	$ 394	$ 500
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	411	382
Share-based compensation	24	29
Excess tax benefits from share-based compensation	(3)	(1)
Deferred income taxes	(13)	42
Other non-cash revenues and expenses	8	13
Changes in operating assets and liabilities:
Merchandise inventories	(291)	(57)
Other current and long-term assets	40	(14)
Accounts payable	298	208
Accrued and other long-term liabilities	(175)	(108)
Income taxes	(111)	(114)

Net cash provided by operating activities	582	880

Investing activities
Acquisition of property and equipment	(429)	(479)
Sales of investments in auction rate securities	51	97
Other	2	(1)

Net cash used in investing activities	(376)	(383)

Financing activities
Treasury stock purchases	(623)	(1,166)
Dividends paid	(153)	(142)
Long-term debt payments	-	(300)
Proceeds from financing obligations	4	8
Capital lease and financing obligation payments	(61)	(46)
Proceeds from stock option exercises	19	43
Excess tax benefits from share-based compensation	3	1
Other	-	(3)

Net cash used in financing activities	(811)	(1,605)

Net decrease in cash and cash equivalents	(605)	(1,108)
Cash and cash equivalents at beginning of period	1,205	2,277

Cash and cash equivalents at end of period	$ 600	$ 1,169